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                                                                    EXHIBIT 23.2


               CONSENT OF ERNST & YOUNG LLP INDEPENDENT AUDITORS
                (NASDAQ-AMEX INVESTMENT PRODUCT SERVICES, INC.)



We consent to the use of our report dated February 11, 1999, relating to the statement of financial condition of Nasdaq-Amex Investment Product Services, Inc., as of December 31, 1998, and the related statements of operations, shareholder's equity (deficit) and cash flows for the period from August 7, 1998 (inception) to December 31, 1998, in Amendment No. 3 to the Registration Statement (Form S-6 No. 333-61001) of the Nasdaq-100 Trust, Series 1.



                                            /s/ ERNST & YOUNG LLP


Washington, DC

March 5, 1999